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                                                                     EXHIBIT 5.1



                                                  May 11, 1998




Physicians' Specialty Corp.
1150 Lake Hearn Drive
Suite 640
Atlanta, GA 30342

Ladies and Gentlemen:

         We have acted as counsel for Physicians' Specialty Corp., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (File No. 333-50419)(the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 2,431,100 shares of the Company's Common Stock, $.001 par value, of which 2,317,100 shares (the "Company Shares") are being offered by the Company (including 317,100 shares subject to an option granted by the Company to the underwriters to cover over-allotments in connection with the offering) and 114,000 shares are being offered by certain stockholders of the Company (the "Selling Stockholder Shares").

         We have examined the Certificate of Incorporation and Amended and Restated By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of all such records and certificates, and such other documents and records as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Company Shares have been duly and validly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable and the Selling Stockholder Shares have been duly and validly authorized and, when sold in accordance with the terms described in the Prospectus, will be fully paid and nonassessable.
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Physicians' Specialty Corp.
May 11, 1998
Page 2



         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                      Very truly yours,



                                      BACHNER, TALLY, POLEVOY & MISHER LLP